EXHIBIT 10.3

__________________________________________________________________
RLJ LODGING TRUST
2021 EQUITY INCENTIVE PLAN
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1. PURPOSE	1
2. DEFINITIONS	1
3. ADMINISTRATION OF THE PLAN	8
3.1 Committee	8
3.2 Board.	9
3.3 Terms of Awards.	9
3.4 Forfeiture; Recoupment.	10
3.5 No Repricing.	11
3.6 Deferral Arrangement.	11
3.7 No Liability.	11
3.8 Share Issuance/Book-Entry.	12
4. SHARES SUBJECT TO THE PLAN	12
4.1 Number of Shares Available for Awards.	12
4.2 Adjustments in Authorized Shares.	12
4.3 Share Usage.	12
5. EFFECTIVE DATE, Term, AND AMENDMENTS	13
5.1 Effective Date.	13
5.2 Term.	13
5.3 Amendment, Suspension, and Termination of the Plan.	14
6. AWARD eligibility AND LIMITATIONS	14
6.1 Service Providers and Other Persons.	14
6.2 Limitation on Shares Subject to Awards and Cash Awards.	14
6.3 Stand-Alone, Additional, Tandem and Substitute Awards.	14
7. AWARD AGREEMENT	15
8. TERMS AND CONDITIONS OF OPTIONS	15
8.1 Option Price.	15
8.2 Vesting and Exercisability.	15
8.3 Term.	16
8.4 Termination of Service.	16
8.5 Limitations on Exercise of Option.	16
8.6 Method of Exercise.	16
8.7 Rights of Holders of Options.	16
8.8 Delivery of Share Certificates.	16
8.9 Transferability of Options.	16
8.10 Family Transfers.	16
8.11 Limitations on Incentive Share Options.	17
8.12 Notice of Disqualifying Disposition.	18
9. TERMS AND CONDITIONS OF share Appreciation Rights	18
9.1 Right to Payment and SAR Exercise Price.	18
9.2 Other Terms.	18
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9.3 Term.	18
9.4 Transferability of SARs.	19
9.5 Family Transfers.	19
10. TERMS AND CONDITIONS OF RESTRICTED SHARES and SHARE units	19
10.1 Grant of Restricted Shares or Share Units.	19
10.2 Restrictions.	19
10.3 Restricted Share Certificates.	20
10.4 Rights of Holders of Restricted Shares.	20
10.5 Rights of Holders of Share Units.	20
10.6 Termination of Service.	20
10.7 Purchase of Restricted Shares and Shares Subject to Share Units.	20
10.8 Delivery of Shares.	21
11. TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS and other equity-based awards	22
12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES	22
12.1 General Rule.	22
12.2 Surrender of Shares.	22
12.3 Cashless Exercise.	22
12.4 Other Forms of Payment.	23
13. TERMS AND CONDITIONS OF Dividend Equivalent RIGHTS	23
13.1 Dividend Equivalent Rights.	23
13.2 Termination of Service.	24
14. TERMS AND CONDITIONS OF PERFORMANCE AWARDS	24
14.1 Grant of Performance Awards.	24
14.2 Value of Performance Awards.	24
14.3 Earning of Performance Awards.	24
14.4 Form and Timing of Payment of Performance Awards.	24
14.5 Performance Conditions.	25
14.6 Settlement of Awards; Other Terms.	25
14.7 Performance Measures.	25
15. TERMS AND CONDITIONS OF long-term incentive units	25
16. PARACHUTE LIMITATIONS	25
17. REQUIREMENTS OF LAW	26
17.1 General.	26
17.2 Rule 16b-3.	27
18. EFFECT OF CHANGES IN CAPITALIZATION	27
18.1 Changes in Shares.	27
18.2 Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.	28
18.3 Change in Control.	28
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18.4 Adjustments.	30
18.5 No Limitations on Company.	30
19. GENERAL PROVISIONS	30
19.1 Disclaimer of Rights.	29
19.2 Nonexclusivity of the Plan.	31
19.3 Withholding Taxes.	31
19.4 Captions.	32
19.5 Other Provisions.	32
19.6 Number and Gender.	32
19.7 Severability.	32
19.8 Governing Law.	32
19.9 Code Section 409A.	32

iii

RLJ LODGING TRUST
2021 EQUITY INCENTIVE PLAN
RLJ Lodging Trust, a Maryland real estate investment trust (the “Company”), sets forth herein the terms of its 2021 Equity Incentive Plan (the “Plan”) effective as of the Effective Date. The awards granted under the Prior Plans will be subject to the terms of the applicable Prior Plan.
1.PURPOSE
The Plan is intended to (a) provide incentives to officers, employees, trustees and other eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) provide a means of recruiting, rewarding and retaining key personnel. To this end, the Plan provides for the grant of share options, share appreciation rights, restricted share, unrestricted share, share units (including deferred share units), dividend equivalent rights, long-term incentive units, other equity-based awards and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Shares options granted under the Plan may be non-qualified share options or incentive share options, as provided herein.
2.DEFINITIONS
For purposes of interpreting the Plan and related documents, including Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:
2.1“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Share Appreciation Rights, an entity may not be considered an Affiliate of the Company unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that the language “at least 50 percent” is used instead of “at least 80 percent”; and provided further, that where granting of Options or Share Appreciation Rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
2.2“Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
2.3“Award” means a grant of an Option, Share Appreciation Right, Restricted Shares, Unrestricted Shares, Share Units, Dividend Equivalent Right, Performance Award, LTIP Unit, Other Equity-Based Award, or cash under the Plan.
2.4“Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.5“Benefit Arrangement” shall have the meaning set forth in Section 16.
2.6“Board” means the Board of Trustees of the Company.
2.7“Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and, in the absence of any such agreement, shall mean, with respect to any Grantee and, as determined by the Committee, such Grantee’s (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a felony; (c) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of such Grantee at the expense of the Company or an Affiliate; or (d) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Grantee and the Company or an Affiliate. Any determinations by the Committee whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.
2.8“Change in Control” means:
(a)Any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;
(b)During any period of twelve consecutive months, individuals who at the beginning of such period constitute the Board, and any new trustee (other than a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) hereof) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or actual threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c)The consummation of a merger or consolidation of the Company with any other entity or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; or
(d)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve months ending on the date of the last sale or disposition having a similar effect).
Notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or Shares subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or Shares if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.
2.9“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code section.
2.10“Committee” means a committee of, as designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 (or, if no Committee has been designated, the Board itself). For the avoidance of doubt, the Board may delegate the responsibilities under this Plan to a new and/or an existing committee of the Board, provided such committee meets the requirements of the foregoing and Section 3.1.2.

2.11“Company” means RLJ Lodging Trust, a Maryland real estate investment trust and its successors.
2.12 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a Share is required to be established for purposes of the Plan.
2.13“Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Share Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.14“Dividend Equivalent Right” means a right, granted to a Grantee under Section 13, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
2.15“Effective Date” means, subject to Section 5.1, March 22, 2021, which is the date the Plan was adopted by the Board.
2.16“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.17“Fair Market Value” means the fair market value of a Share for purposes of the Plan, which shall be determined as of any Determination Date as follows:
(a)If on such Determination Date the Shares are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a Share shall be the closing price of the Share as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a Share shall be the closing price of the Share on the immediately preceding trading day on which any sale of Shares shall have been reported on such Stock Exchange or such Securities Market.
(b)If on such Determination Date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share shall be the value of the Share as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
Notwithstanding this Section 2.18 or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, the

Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of Shares for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such Shares subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options, as described in Section 12.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such Shares on such date (or if sales of such Shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such Shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.
2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
2.19“Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Company completes the action constituting the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (c) such other subsequent date as may be specified by the Committee.
2.20“Grantee” means a person who receives or holds an Award under the Plan.
2.21“Incentive Share Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.22“Long-Term Incentive Unit” or “LTIP Unit” means an Award under Section 15 of an interest in the operating partnership affiliated with the Company.
2.23“Non-qualified Share Option” means an Option that is not an Incentive Share Option.
2.24“Option” means an option to purchase one or more Shares pursuant to the Plan.
2.25“Option Price” means the exercise price for each Share subject to an Option.
2.26“Other Agreement” shall have the meaning set forth in Section 16.

2.27“Other Equity-Based Award” means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, other than an Option, Share Appreciation Right, Restricted Share, Unrestricted Share, Share Unit, Dividend Equivalent Right, or Performance Award.
2.28“Outside Trustee” means a member of the Board who is not an officer or employee of the Company.
2.29“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.
2.30“Performance Measures” means performance criteria on which performance goals under Performance Awards are based.
2.31“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.32“Plan” means this RLJ Lodging Trust 2021 Equity Incentive Plan, as amended from time to time.
2.33“Prior Plans” means the RLJ Lodging Trust 2011 Equity Incentive Plan, as amended from time to time, and the RLJ Lodging Trust 2015 Equity Incentive Plan, as amended from time to time.
2.34“Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Shares, Share Units or Unrestricted Shares.
2.35“Restricted Shares” means Shares, awarded to a Grantee pursuant to Section 10.
2.36“SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9.
2.37“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.38“Separation from Service” shall have the meaning set forth in Code Section 409A.
2.39“Service” means service as a Service Provider to the Company or any Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or any Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding any other provision to the contrary, for any individual providing services solely as a trustee, only service to the Company or any of its Subsidiaries constitutes Service. If the Service Provider’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or its remaining Affiliates.
2.40“Service Provider” means an employee, officer, trustee, or director of the Company or an Affiliate or a consultant or advisor to the Company or an Affiliate (a) who is a natural person, (b) who provides bona fide services to the Company or an Affiliate, and (c) whose services are not in connection with the Company’s offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Shares.
2.41“Service Recipient Stock” shall have the meaning set forth in Code Section 409A.
2.42“Shares” means the common shares of beneficial interest, par value $0.01 per share, of the Company.
2.43“Share Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.
2.44“Share Units” means a bookkeeping entry representing the equivalent of one Share awarded to a Grantee pursuant to Section 10.
2.45“Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.
2.46“Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests, or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity; provided, however, for purposes of Incentive Share Options, Subsidiary means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f). In addition, any other entity may be designated by the Committee as a Subsidiary; provided, that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.
2.47“Substitute Award” means an Award granted in substitution for outstanding awards previously granted by a company or other entity acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.48“Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries. In determining Share ownership, the attribution rules of Code Section 424(d) shall be applied.
2.49“Unrestricted Shares” shall have the meaning set forth in Section 11.
Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”
3.ADMINISTRATION OF THE PLAN
3.1Committee
3.1.1Powers and Authorities.
The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all persons whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.
3.1.2Composition of the Committee.
The Committee shall be composed pursuant to the following requirements:
(a)Except as provided in Subsection (b) and except as the Board may otherwise determine, the Committee shall consist of two or more Outside Trustees of the Company who: (i) meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) comply with the independence requirements of the Stock Exchange on which the Shares are listed.

(b)The Board or the Committee may also appoint one or more separate committees of the Board, each composed of one or more trustees of the Company who need not be Outside Trustees, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 or the Exchange Act) or trustees of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 and the rules of the Stock Exchange on which the Shares are listed.
In the event that the Plan, any Award, or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by a Committee if the power and authority to do so has been delegated (and such delegated authority has not been revoked) to such Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding, and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board, provided, that such member of the Board to whom the Committee delegates authority under the Plan must be an Outside Trustee who satisfies the requirements of Subsection (a)(i)-(ii) of this Section 3.1.2.
3.2Board.
The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.
3.3Terms of Awards.
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a)designate Grantees;
(b)determine the type or types of Awards to be made to a Grantee;
(c)determine the number of Shares to be subject to an Award;
(d)establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, the treatment of an Award in the event of a Change in Control, and any terms or conditions that may be necessary to qualify Options as Incentive Share Options);
(e)prescribe the form of each Award Agreement evidencing an Award;

(f)amend, modify, or reprice (except as such practice is prohibited by Section 3.5 herein) the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom; and
(g)make Substitute Awards.
3.4Forfeiture; Recoupment.
3.4.1Forfeiture.
The Company may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award as of the date of the Grantee’s termination of Service for Cause if the Grantee thereof is an employee of the Company or an Affiliate and is terminated for Cause.
3.4.2Recoupment.
(a)Any Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company “clawback” or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee in the event that the Grantee fails to comply with, or violates, the terms or requirements of such policy. Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.
(b)Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12month period following the first public issuance or filing with the United States

Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.
(c)Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Shares received in connection with an Award (or an amount equal to the Fair Market Value of such Shares on the date of delivery if the Grantee no longer holds the Shares) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.
3.5No Repricing.
Except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, distribution (whether in the form of cash, shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current share price in exchange for cash or other securities.
3.6Deferral Arrangement.
The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Share Units; provided, that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.
3.7No Liability.
No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an

Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.
3.8Share Issuance/Book-Entry.
Notwithstanding any provision of the Plan to the contrary, the issuance of the Shares under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or issuance of one or more share certificates.
4.SHARES SUBJECT TO THE PLAN
4.1Number of Shares Available for Awards.
Subject to adjustment as provided in Section 18, the number of Shares available for issuance under the Plan shall be equal to the sum of (a) 5,150,000 Shares, plus (b) the number of Shares available for future awards under the Prior Plans as of the Effective Date, plus (c) the number of Shares related to awards outstanding under the Prior Plans as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such Shares. Shares issued or to be issued under the Plan shall be authorized but unissued shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the Shares available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares available for issuance under the Plan will be reserved for issuance pursuant to Incentive Share Options.
4.2Adjustments in Authorized Shares.
The Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. Assumed awards shall not, but substitute Awards shall, reduce the number of shares of Stock reserved pursuant to Section 4.1, and available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available under the Plan, in each case subject to requirements of the Stock Exchange on which the Shares are listed.
4.3Share Usage.
Shares covered by an Award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) Share for every one (1) Share subject to an Award. With respect to SARs, the number of Shares subject to an award of SARs will be counted against the aggregate number of Shares available for issuance under the Plan regardless of the number of Shares actually issued to settle the SAR upon exercise. If any Shares covered by an Award granted under the Plan or the Prior

Plans are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such Shares were counted against the limit set forth in Section 4.1 or the applicable limit in the Prior Plans. Any Shares withheld, deducted, or delivered from an Award under the Plan in connection with the Company’s tax withholding obligations as described in Section 19.3 shall again be available for making Awards under the Plan in the same amount as such Shares were counted against the limit set forth in Section 4.1. The number of Shares available for issuance under the Plan shall not be increased by (a) any Shares tendered or withheld or subject to an Award granted under the Plan or the Prior Plans surrendered in connection with the purchase of Shares upon exercise of an Option as described in Section 12.2, (b) any Shares withheld, deducted, or delivered from an award granted under the Prior Plans in connection with the Company’s tax withholding obligations as described in Section 19.3, (c) any Shares purchased by the Company with proceeds from option exercises, or (d) subject to a SAR granted under the Plan or the Prior Plans that is settled in Shares that were not issued upon the net settlement or net exercise of such SAR.
5.EFFECTIVE DATE, TERM, AND AMENDMENTS
5.1Effective Date.
The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the shareholders of the Company within twelve (12) months of the Effective Date. Upon approval of the Plan by the Company’s shareholders, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders do not approve the Plan within twelve (12) months of the Effective Date, any Awards made under the Plan on or after the Effective Date shall not be exercisable, settleable, or deliverable, except to the extent such Awards could have otherwise been made under the Plan. Following the Effective Date, no awards shall be made under the Prior Plans. Notwithstanding the foregoing, Shares reserved under the Prior Plans to settle awards which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.
5.2Term.
The Plan shall terminate on the first to occur of (a) 11:59 pm ET on the day before the tenth anniversary of the Effective Date and (b) the date determined in accordance with Section 5.3. No Awards may be granted after termination of the Plan, and, upon such termination of the Plan, all then-outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other document evidencing such Awards).

5.3Amendment, Suspension, and Termination of the Plan.
The Committee may, at any time and from time to time, amend, suspend, or terminate the Plan; provided, that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Committee or required by Applicable Laws. No amendment will be made to the no-repricing provisions of Section 3.5 or the Option/SAR pricing provisions of Section 8.1 or Section 9.1 without the approval of the Company’s shareholders.
6.AWARD ELIGIBILITY AND LIMITATIONS
6.1Service Providers and Other Persons.
Subject to this Section 6, Awards may be made under the Plan to: (a) any Service Provider, as the Committee shall determine and designate from time to time and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.
6.2Limitation on Shares Subject to Awards and Cash Awards.
Subject to adjustment as provided in Section 18, during any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:
(a)the maximum number of Shares subject to Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 is One Million (1,000,000) Shares in a calendar year;
(b)the maximum number of Shares that can be granted under the Plan, other than pursuant to Options or SARs, to any person eligible for an Award under Section 6 is One Million (1,000,000) Shares in a calendar year; and
(c)the maximum amount that may be paid as a cash-settled Performance Award in respect of a performance period of one year or less to any person eligible for an Award shall be Five Million Dollars ($5,000,000), and the maximum amount that may be paid as a cash-settled Performance Award in respect of a performance period greater than one year to any person eligible for an Award shall be Five Million Dollars ($5,000,000).
6.3Stand-Alone, Additional, Tandem and Substitute Awards.
Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. Subject to Section 3.5, if an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1 but subject to Section 3.5, the Option Price of an Option or the SAR Exercise Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original date of grant; provided, that, the Option Price or SAR Exercise Price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.
7.AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Share Options or Incentive Share Options, and in the absence of such specification such options shall be deemed Nonqualified Share Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.
8.TERMS AND CONDITIONS OF OPTIONS
8.1Option Price.
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a Share on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.
8.2Vesting and Exercisability.
Subject to Sections 8.3 and 18.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided, that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or become exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.

8.3Term.
Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option shall not be exercisable after the expiration of five (5) years from its Grant Date.
8.4Termination of Service.
Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 18 which results in termination of the Option.
8.6Method of Exercise.
Subject to the terms of Section 12 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.
8.7Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, an individual or entity holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares or to receive notice of any meeting of the Company’s shareholders) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8Delivery of Share Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the Shares subject to such Option as shall be consistent with Section 3.8.
8.9Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10Family Transfers.
If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (a) a gift; (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11Limitations on Incentive Share Options.
An Option shall constitute an Incentive Share Option only (a) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (b) to the extent specifically provided in the related Award Agreement; and (c) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12Notice of Disqualifying Disposition.
If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.
9.TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS
9.1Right to Payment and SAR Exercise Price.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of one (1) Share on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one Share on the SAR Grant Date; and provided further that a Grantee may only exercise either the SAR or the Option with which it is granted in tandem and not both.
9.2Other Terms.
The Committee shall determine on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. No SAR will be granted to a person who is entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.
9.3Term.
Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4Transferability of SARs.
Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.5Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.
10.TERMS AND CONDITIONS OF RESTRICTED SHARES AND SHARE UNITS
10.1Grant of Restricted Shares or Share Units.
Awards of Restricted Shares or Share Units may be made for consideration or no consideration (other than the par value of the Shares which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate of the Company).
10.2Restrictions.
At the time a grant of Restricted Shares or Share Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Shares or Share Units. Each Award of Restricted Shares or Share Units may be subject to a different restricted period. The Committee may in its sole discretion, at the time a grant of Restricted Shares or Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Shares or Share Units as described in Section 14. Neither Restricted Shares nor Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares or Share Units.

10.3Restricted Share Certificates.
Pursuant to Section 3.8, to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the shares of Restricted Shares are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
10.4Rights of Holders of Restricted Shares.
Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Committee may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Shares. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant. Holders of Restricted Shares may not make an election under Code Section 83(b) with regard to the grant of Restricted Shares, and any holder who attempts to make such an election shall forfeit the Restricted Shares.
10.5Rights of Holders of Share Units.
10.5.1 Voting and Dividend Rights.
Holders of Share Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Share Units, to direct the voting of the Shares subject to such Share Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Share Units that the holder of such Share Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a cash payment for each Share Unit held equal to the per-share dividend paid on the Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Share Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid. Notwithstanding the foregoing, if a grantor trust is established in connection with the Awards of Share Units and Shares are held in the grantor trust for purposes of satisfying the Company’s obligation to deliver Shares in connection with such Share Units, the Award Agreement for such Share Units may provide that such cash payment shall be deemed reinvested in additional Share Units at a price per unit equal to the actual price paid for each Share by the trustee of the grantor trust upon such trustee’s reinvestment of the cash dividend received.
10.5.2 Creditor’s Rights.
A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6Termination of Service.
Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Shares or Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Shares or Share Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Share Units.
10.7Purchase of Restricted Shares and Shares Subject to Share Units.
The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Shares or Shares subject to vested Share Units from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the Shares represented by such Restricted Shares or Share Units or (b) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Shares or Share Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.
10.8Delivery of Shares.
Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Shares or Share Units settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a share certificate evidencing ownership of such Shares shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Share Unit once the Shares represented by the Share Unit has been delivered.

11.TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS AND OTHER EQUITY-BASED AWARDS
The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Shares Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Shares may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
The Committee may, in its sole discretion, grant Awards to participants in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11 may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Other Equity-Based Awards, the Grantee shall have no further rights with respect to such Award.
12.FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES
12.1General Rule.
Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company.
12.2Surrender of Shares.
To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender or attestation to the Company of Shares, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, as applicable.
12.3Cashless Exercise.
With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part (a) by delivery (on a form acceptable to the Committee) by the Grantee of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3, or, (b) with the consent of the Company, by the Grantee electing to have the Company issue to Grantee only that the number of Shares equal in value to the difference between the Option Price and the Fair Market Value of the Shares subject to the portion of the Option being exercised.
12.4Other Forms of Payment.
To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service to the Company or an Affiliate or net exercise.
13.TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
13.1Dividend Equivalent Rights.
A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from the terms and conditions of such other Award. A cash amount credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved. Nothing in this Section 13.1 or otherwise under the Plan shall be construed to prohibit the payment of distributions from the Partnership in respect of LTIP Units as provided for by the Committee in the Award Agreement for such LTIP Units (or which otherwise may apply to Awards of LTIP Units under the Operating Partnership Agreement).

13.2Termination of Service.
Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.
14.TERMS AND CONDITIONS OF PERFORMANCE AWARDS
14.1Grant of Performance Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards to a Grantee in such amounts and upon such terms as the Committee shall determine.
14.2Value of Performance Awards.
Each Performance Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Awards that will be paid out to the Grantee.
14.3Earning of Performance Awards.
Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to receive payout on the value and number of the Performance Awards earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
14.4Form and Timing of Payment of Performance Awards.
Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5Performance Conditions.
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.
14.6Settlement of Awards; Other Terms.
Settlement of such Performance Awards shall be in cash, Shares, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.
14.7Performance Measures.
Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Performance Award based on the achievement of performance goals.
15.TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS
LTIP Units are intended to be profits interests in the operating partnership affiliated with the Company, if any (such operating partnership, if any, the “Operating Partnership”), the rights and features of which, if applicable, will be set forth in the agreement of limited partnership for the Operating Partnership (the “Operating Partnership Agreement”) and an applicable Award Agreement. Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units to Plan participants in such amounts and upon such terms as the Committee shall determine, which need not be the same with respect to each Grantee. LTIP Units must be granted for service to the Operating Partnership. Subject to Section 18, each LTIP Unit granted under the Plan shall vest at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.
16.PARACHUTE LIMITATIONS
If the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code

Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Grantee under the Plan shall be reduced or eliminated:
(a)to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and
(b)if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares or Share Units, then by reducing or eliminating any other remaining Parachute Payments.
17.REQUIREMENTS OF LAW
17.1General.
No participant in the Plan will be permitted to acquire, or will have any right to acquire, Shares thereunder if such acquisition would be prohibited by any share ownership limits contained in charter or bylaws or would impair the Company’s status as a REIT. The Company shall not be required to offer, sell or issue any Shares under any Award if the offer, sale or issuance of such Shares would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the offering, listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be offered, issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such offering, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the

Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to offer, sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option or SAR or accepting delivery of such Shares may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of Shares pursuant to the Plan to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in Shares) shall not be exercisable until the Shares covered by such Option (or SAR) are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
17.2Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
18.EFFECT OF CHANGES IN CAPITALIZATION
18.1Changes in Shares.
If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of share, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Sections 4.1 and 6.2, shall be adjusted proportionately and accordingly by the Company in a manner deemed equitable by the Committee. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares affected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Committee shall, in such manner as the Committee deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.
18.2Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.
Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 18.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of Shares subject to the Performance Awards would have been entitled to receive immediately following such transaction.
18.3Change in Control.
18.3.1Vesting.
(a)With respect to Awards other than any Performance Awards and any Other Equity-Based Awards, upon the occurrence of a Change in Control, in each case as of immediately prior to but contingent on the occurrence of such Change in Control, (i) all outstanding Options and SARs shall be deemed to have vested, and all restrictions and conditions applicable to such Options and SARs shall be deemed to have lapsed; (ii) all outstanding

Restricted Shares and Share Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Shares and Share Units shall be deemed to have lapsed, and any Shares subject thereto shall be delivered unless the Committee determines to cash out such Award as described in Section 18.3.2 and any cash payment required thereunder shall be made; (iii) all outstanding Dividend Equivalent Rights shall be deemed to have vested, and all restrictions and conditions applicable to such Dividend Equivalent Rights shall be deemed to have lapsed, and any Shares subject thereto shall be delivered unless the Committee determines to cash out such Award as described in Section 18.3.2 and any cash payment required thereunder shall be made; and (iv) all outstanding LTIP Units shall be deemed to have vested, and all restrictions and conditions applicable to such LTIP Units shall be deemed to have lapsed;
(b)With respect to any Performance Award, upon the occurrence of a Change in Control, (i) if less than half of the Performance Period has lapsed, such Awards shall be earned, as of immediately prior to but contingent on the occurrence of such Change in Control, based on deemed achievement of target performance, and (ii) if at least half of the Performance Period has lapsed, such Awards shall be earned, immediately prior to but contingent on the occurrence of such Change in Control, based on the greater of (A) deemed achievement of target performance or (B) determination of actual performance as of a date reasonably proximal to the date of consummation of such Change in Control as determined by the Committee in its sole discretion.
(c)With respect to any Other Equity-Based Award, upon the occurrence of a Change in Control, Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement
18.3.2Treatment.
Upon the occurrence of a Change in Control, one or more of the following actions shall be taken by the Committee:
(a)The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Shares, Share Units, and Dividend Equivalent Rights (for Shares payable thereunder, if any) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash and/or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, Share Units, and Dividend Equivalent Rights (for Shares payable thereunder, if any), equal to the formula or fixed price per Share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of Shares pursuant to such Change in Control exceeds (B) the Option Price or SAR Exercise Price applicable to such Award Shares;
(b)The Committee may provide written notice to holders of Options and SARs that, for a period of at least fifteen (15) days prior to such Change in Control (unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Grantee a reasonable opportunity to exercise the Option or SAR) (such period, the “Exercise Window”), all outstanding Options and SARs shall become immediately exercisable and shall remain exercisable for such Exercise Window, and (A) any exercise of an Option or SAR during such Exercise Window shall be conditioned upon the consummation of such Change in Control and shall be effective only immediately before the consummation of such Change in Control, and (B) upon consummation of such Change in Control, all outstanding but unexercised Options and SARs shall terminate, provided that the Committee shall send notice of an event that will result in such a termination to all holders of Options and SARs not later than the time at which the Company gives notice thereof to its shareholders; and/or
(c)The Committee may make provision in writing in connection with such Change in Control for the assumption and continuation of Options and SARs theretofore granted, or for substitution of such Options and SARs for new common stock option and stock appreciation rights relating to the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustment as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.
18.4Adjustments.
Adjustments under this Section 18 related to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. This Section 18 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company or an Affiliate that does not constitute a Change in Control.
18.5No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.
19.GENERAL PROVISIONS
19.1Disclaimer of Rights.
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
19.2Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.
19.3Withholding Taxes.
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, that if there is a same-day sale of Shares subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or an Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (a) by causing the Company or an Affiliate to withhold Shares otherwise issuable to the Grantee or (b) by delivering to the Company or an Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of Shares pursuant to such Award, as applicable, cannot exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company or an Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of Shares; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).
19.4Captions.
The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
19.5Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
19.6Number and Gender.
With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
19.7Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
19.8Governing Law.
The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
19.9Code Section 409A.
The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan or an Award Agreement during the six (6)-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier).
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To record adoption of the Plan by the Board as of March 22, 2021, and approval of the Plan by the shareholders on April 30, 2021, the Company has caused its authorized officer to execute the Plan.
RLJ LODGING TRUST
/s/ Anita Cooke Wells
By:    Anita Cooke Wells
Title:    Secretary

Signature Page to RLJ Lodging Trust 2021 Equity Incentive Plan